CUSIP No.	208242107
EXHIBIT 1
AGREEMENT TO FILE JOINT SCHEDULE 13D
Each of the undersigned (the “Reporting Persons”), being a record owner or “beneficial owner’ of the common stock on Conn’s Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.
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CUSIP No.	208242107
IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 12th day of February.

THE STEPHENS GROUP, LLC		W. R. STEPHENS, JR. REVOCABLE TRUST

By:		By:

	Ronald M. Clark Senior Vice President & General Counsel		W. R. Stephens, Jr. Trustee

SNOW LAKE HOLDINGS, INC.

By:		By:

	Robert L. Schulte Director		Jon E. M. Jacoby

SG-1890, LLC
By:	The Stephens Group, LLC
Its Manager

By:

Ronald M. Clark Senior Vice President & General Counsel

*By:
Ronald M. Clark
Attorney-in-Fact

*	This agreement to file a joint Schedule 13D was signed pursuant to a Power of Attorney, dated February 6, 2009 and filed by the Reporting Persons with the Securities and Exchange Commission on February 6, 2009.

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